UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    June 27, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:    (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

On June 27, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) issued a press release relating to an amendment to its Annual Report on Form 10-K for the fiscal year ended September 30, 2002 and the modification of certain of the terms of its cash tender offer and consent solicitation for its $300,000,000 8 3/4% Senior Subordinated Notes due 2009 previously announced on June 19, 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This press release also may be found on the Authority’s website at www.mohegansun.com under “About Us/Investor Relations.”

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are furnished as part of this report:

99.1    Press Release of the Mohegan Tribal Gaming Authority, dated June 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOHEGAN TRIBAL GAMING AUTHORITY

Date: June 27, 2003	By:	/s/ Mark F. Brown

Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description

99.1	Press Release of the Mohegan Tribal Gaming Authority, dated June 27, 2003.